UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2017

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

(918) 573-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Williams Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34831	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

(918) 573-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 9, 2017, The Williams Companies, Inc. (“Williams”) and Donald R. Chappel, its Senior Vice President and Chief Financial Officer, determined a plan for Mr. Chappel to retire from Williams, targeting late 2017. When Mr. Chappel retires from Williams, he will also resign as a Director and Chief Financial Officer of WPZ GP LLC (the “General Partner”), a wholly owned subsidiary of Williams and the general partner of Williams Partners L.P. (the “Partnership”). Mr. Chappel’s retirement is not due to any disagreement with Williams, the General Partner, or the Partnership. Williams is initiating a search process to identify Mr. Chappel’s successor, and Williams and Mr. Chappel are coordinating for a well-planned, smooth transition of responsibilities to Mr. Chappel’s successor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Sarah C. Miller
Sarah C. Miller
Senior Vice President & General Counsel

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC, its General Partner
	By:	/s/ Sarah C. Miller
Sarah C. Miller
Senior Vice President & General Counsel

DATED: March 10, 2017